Exhibit 99.1

CERTIFICATE OF PERIODIC REPORT

I, Benedict Van, Chief Executive Officer

and

I, Anthony K. Chan, Chief Financial Officer,

of PeopleNet International Corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of our knowledge:

(1) the Quarterly Report on Form 10-QSB of the Company for the quarterly period ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2002

/s/ BENEDICT VAN
Benedict Van
Chief Executive Officer

/s/ ANTHONY K. CHAN
Anthony K. Chan
Chief Financial Officer